Exhibit 10.2

Amendment to the 2007 Equity Compensation Plan

The following paragraphs and sections of the 2007 Equity Compensation Plan have been amended, effective December 31, 2009, to read as follows:

(a) The name of the Plan shall be the “Lumber Liquidators Holdings, Inc. 2007 Equity Compensation Plan.”

(b) “Lumber Liquidators Holdings, Inc.” shall replace “Lumber Liquidators, Inc.” each place where it appears in the Plan.

(c) “Delaware” shall replace “Massachusetts” in the second sentence of Section 1 and in Section 2(a)(iii).

(d) Section 14 is replaced in its entirety with the following:

This Plan is effective as of August 10, 2007 (the “Effective Date”) and the shareholders of Lumber Liquidators, Inc. approved the Plan on August 10, 2007. If at any time subsequent to the Effective Date the requirements of any applicable federal or state securities laws fail to be met, no Restricted Stock or Unrestricted Stock shall be awarded, no Stock Option granted shall be exercisable, and no Restricted Stock Units or Stock Appreciation Rights payable in shares of Company Stock shall be paid, until the Committee has determined that these requirements have again been met.